EXHIBIT 4.40


                              CONSULTING AGREEMENT


THIS AGREEMENT made and dated for reference the 1st day of November, 2003

BETWEEN:

                  KEVIN LEONARD
                  1210 Boatman Avenue NW
                  Orting, Washington
                  98560

                  (hereinafter called "Leonard")

                                                               OF THE FIRST PART

AND:

                  AMADOR GOLD CORP.
                  16493-26th Avenue
                  Surrey, British Columbia
                  V3S 9W9

                  (hereinafter called the "Company")

                                                              OF THE SECOND PART

WHEREAS:

A. The Company is a reporting Alberta and British Columbia company whose shares trade on the TSX Venture Exchange; and

B. The Company is the business of acquiring, exploring and developing resource properties; and

C. The Company has agreed to retain Leonard, as Project Geologist, on the terms and conditions hereinafter set forth; and

D. Leonard has agreed to be retained by the Company upon the terms and conditions hereinafter set forth.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

DUTIES OF LEONARD

1. Leonard shall render services (the "Services") to and on behalf of the Company and such Services shall include, without detracting from the generality, the following:


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         (a)      acting as Project Geologist,  as the same is understood in the mining industry, for exploration programs on the Company's properties (the "Properties");

         (b) aiding in the negotiation, conclusion and approval of the acquisition of additional resource properties;

         (c) administering and supervising compliance with the Properties' title and maintenance in accordance with prevailing law and contract;

         (d) gathering historical research and conducting data analysis in respect to the Properties;

         (e)      from  the  historical   data  and  from  the  work  conducted,
                  preparing exploration programmes and budgets for consideration by the Board of Directors of the Company;

         (f) supervising and administering the financial requirements of the Properties' maintenance and exploration;

         (g) supervising all contract work and subcontract work, and ensuring that the contractors and subcontractors are reputable within the industry, the work conducted by them is conducted to professional standards acceptable within the industry, the work is conducted in accordance with the established programme and that security, information confidentiality is required of and maintained by the contractors and subcontractors and they are licensed and registered with the applicable regulatory authorities;

         (h) maintaining local administrative facilities and maintaining field facilities (unless the same are supplied by another party arranged by the parties) and such facilities shall be maintained to a professional standard, including appropriate standards for safety, cleanliness, inventory, personnel support, communication, housing, information, appropriate insurance and sample storage and security;

         (i)      maintaining  all records  and  information  pertaining  to the
                  Services,   and  the  Properties,   and  the  exploration  and
                  activities thereto;

         (j) ensuring that all work in respect to the Properties and exploration and other activities thereto is performed in a competent and diligent fashion to an acceptable standard within the industry and ensuring that the same is effected in conformity with all governmental requirements including, without limiting the generality, all environmental requirements, labour requirements, mining requirements, taxation requirements, mobility requirements, and all and every legislative enactment, regulation, ordinance, zoning, order and every other matter required to ensure that the work is conducted without violation and in conformity with every governmental requirement, such that the Properties are maintained


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                                      -3-


                  in good standing and the development is permitted under the law to proceed without disruption or impairment; and

         (k) communicating with various government authorities and preparing and filing the required documentation on behalf of the Company in order to ensure compliance with all applicable laws.

TERM OF AGREEMENT

2. The term of this Agreement shall be one (1) year commencing on the 1st day of November, 2003.

REPORTING

3. Leonard shall report to the President of the Company on a weekly basis. Leonard shall discuss all geological and technical issues with Philip
         J. Southam, P.Geo., Director of the Company as deemed necessary or as directed by the President or Mr. Southam.

COMPENSATION TO LEONARD

4. For the services performed by Leonard under this Agreement, the Company shall pay Leonard CDN$6,000 per month to be payable on the last day of each and every month.

5. Leonard shall be reimbursed for all travel expenses and all reasonable out-of-pocket expenses incurred in the performance of his duties and for such expenses, Leonard shall furnish statements and vouchers acceptable to the Company's auditors. Leonard, as an independent contractor, shall be responsible for all his own statutory deductions.

RESTRICTIONS ON LEONARD

6. Leonard shall well and faithfully serve the Company and use his best efforts to promote the interests of the Company or the interest of any persons, firms, proprietorships, partnerships or corporations as the Company may contract with/or other direct and shall not disclose the private affairs of the Company or of any persons, firms, proprietorships, partnerships or corporations with which the Company shall deal or enter into contractual obligations with or any secret of the same, to any other person other than the officers or directors of the Company or any such person, partner, officer or director of any person, firm, proprietorship, partnership or corporation that the Company so directs in writing, and shall not, for his own purpose or for any other purposes, other than those of the Company, use any information he may acquire with respect to the Company's affairs or the affairs of any person, firm, proprietorship, partnership or corporation with which the Company has entered into contractual obligations.


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                                      -4-


CONFIDENTIALITY

7. Leonard shall maintain all matters involving the Properties and the Services in confidence, except only insofar as shall be required to perform the Services hereunder, or as may be permitted by the Board of Directors of the Company in writing, or as may come into the public domain through public communications. Leonard shall ensure that other personnel and contractors and subcontractors, and such other persons with whom he may contract or communicate, shall also maintain confidentiality in respect to the Properties and the Services.

OWNERSHIP OF INFORMATION

8. Leonard agrees and warrants that all work, work product, information, samples, drill cores, or any other matter in respect to the Properties or the Services are and shall be solely the property of the Company and Leonard shall have no claim or interest therein whatsoever.

TERMINATION

9. It is understood and agreed by and between the parties hereto that either party may terminate this Agreement in its entirety, with or without cause and for any reason whatsoever by providing the other party with thirty (30) days written notice of such intention. The address for service for any notice, consent, acceptance or other document required or permitted hereunder shall be as set forth on page 1 hereof or such other address as either of the parties shall from time to time hereunder by notice in writing to the other of them appoint. Any notice mailed by first class, prepaid mail shall be deemed to have been received forty-eight hours from the date of mailing thereof.

ASSIGNMENT

10. This Agreement may not be assigned by any party except with the written consent of the other party hereto.

NOTICE

11. Any notice or other communication to a party under this Agreement may be made, given or served by telefax, or other similar means of recorded transmission or by hand delivery, courier or by mail. Notices sent by telefax or other similar means of recorded transmission, or by hand delivery or courier, shall be deemed to be received at 9:00 a.m. local time on the date following the transmission or delivery. Local time refers to the time in the location where the notice is received. Notices sent by mail shall be deemed to be received one week following mailing. Each party may change his or its address for service at any time by notice in writing to the other.


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GENERAL

12. The provisions of this Agreement and all matters arising thereunder shall be governed and interpreted in accordance with the laws of the Province of British Columbia and all disputes arising under this Agreement shall be referred to a court of British Columbia.

13.      Time shall be the essence of this Agreement.

14. The parties agree to execute all documents and do all things necessary to carry out the intent and purpose of this Agreement.

15. Any reference herein to the Company or Leonard shall include their heirs, executors, administrators, successors and assigns.

16. The parties hereto acknowledge that there is no other agreement, express or implied between them other than as herein set out. Any amendment to this Agreement shall not be effective unless it is reduced in writing.

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

SIGNED, SEALED AND DELIVERED            )
by Leonard in the presence of:          )
                                        )
RUPERT L. BULLOCK                       )
---------------------------------
Name                                    )
                                        )
16493-26TH AVENUE                       )        S/S KEVIN LEONARD
---------------------------------                ------------------------------
Address                                 )        KEVIN LEONARD
                                        )
SURREY, BRITISH COLUMBIA                )
---------------------------------
                                        )
SECURITIES CONSULTANT                   )
---------------------------------
Occupation                              )


AMADOR GOLD CORP.
                                        )
                                        )
S/S RUPERT L. BULLOCK                   )
---------------------------------
Rupert L. Bullock, President